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                       Ohrlings PricewaterhouseCoopers
                          Kontorsadress Torsgaten 21
                        Kontorsadress 11397 Stockholm
                                   Sweden


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
USA


August 30, 1999

Commissioners:

We have read the statements made by Technor International, Inc. (the "Company") (copy attached) which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated
August, 19, 1999. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ OHRLINGS COOPERS & LYBRAND AB

Ohrlings Coopers & Lybrand AB